UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2013

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On May 28, 2013, Harmonic Inc. (the “Company”) announced that the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) has been scheduled for August 14, 2013, and that the record date for determining stockholders entitled to vote at the Annual Meeting is June 17, 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Board of Directors has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its principal executive offices on or before June 7, 2013. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before June 7, 2013. Proposals should be directed to the attention of the Corporate Secretary, Harmonic Inc., 4300 North First Street, San Jose, CA 95134.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press release of Harmonic Inc., issued on May 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date:	May 28, 2013

By:	/s/ Carolyn V. Aver
Carolyn V. Aver Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Harmonic Inc., issued on May 28, 2013